United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2007

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive
Las Vegas, Nevada	89119-3720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On December 10, 2007, Shuffle Master, Inc. (NASDAQ Global Select Market: SHFL) (either the “Company,” “we” or “our”) announced that our Board of Directors has retained Spencer Stuart to conduct an executive search in order to assist the Board in evaluating and determining our long-term succession plans for our Chief Executive Officer position. This is consistent with the previously stated desire of our current CEO and Chairman, Mark Yoseloff, Ph.D., to consider re-evaluating his current CEO role, at the end of his current contract.

As previously announced, we have signed a one-year contract extension with Dr. Yoseloff, through October 31, 2008. As part of our corporate governance responsibilities, the Board, along with Dr. Yoseloff, are now evaluating and considering all of our alternatives, including a possible further extension of Dr. Yoseloff’s contract, or whether a new CEO should be hired and, if so, at what point.  Dr. Yoseloff is fully cooperating with the Board concerning these issues and the search process.  No decision has been made, at this time, on any of these issues.

If a new CEO were selected, the Board would expect to discuss with Dr. Yoseloff a continuing role for him involving our on-going business and product strategies.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date:	December 11, 2007

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer